GEORGIA-PACIFIC CORPORATION/TIMBER GROUP

                         1997 LONG-TERM INCENTIVE PLAN

                             EMPLOYEE STOCK OPTION


         THIS AGREEMENT, dated December 17, 1997 by and between GEORGIA-PACIFIC CORPORATION, a Georgia corporation (hereinafter called the
"Corporation"), and                      (hereinafter called "Optionee");


                              W I T N E S S E T H:


          WHEREAS, the Optionee is now employed by the Corporation or a Subsidiary in a key capacity and the Corporation desires to have him/her remain in the employment of the Corporation or a Subsidiary and to afford him/her the opportunity to acquire or enlarge his/her stock ownership in the Corporation by granting him/her options to purchase from the Corporation up to, but not
exceeding in the aggregate,            shares of the Corporation's Timber Stock,

the exercise of which is subject to vesting and other terms and conditions as hereinafter more specifically provided, so that he/she may have a direct proprietary interest in the success of the Corporation and, in particular, of its business segment known as "The Timber Company"; and

          WHEREAS, the options described in this Agreement have been granted pursuant to, and are governed by, the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan adopted by the Corporation's Board of Directors on September 17, 1997 and approved by the shareholders of the Corporation on December 16, 1997 (the "Plan");

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

          1. OPTION GRANT. Subject to the terms and conditions set forth herein, the Corporation hereby grants to the Optionee during the period commencing on the date hereof (the "Grant Date") and ending on December 16, 2007, the option to purchase from the Corporation, from time to time, as hereinafter more specifically stated, at a price of $25.13 per share, up to but not exceeding in the aggregate, the number of shares of the Corporation's Timber Stock as set forth in the introduction of this Agreement (or such portion of such shares as may be vested and exercisable), which option may be exercised, in whole or in part, from time to time, commencing on the applicable Vesting Date as determined in accordance with Section 2 (but only as to the portion then becoming exercisable) and for the exercise period beginning on such Vesting Date and continuing to the end of the applicable exercise period specified in this Agreement. Notwithstanding anything to the contrary in this Agreement (but subject to the exercise limitations specified in this Agreement), if the Optionee is on a leave of absence or is absent on military or government service as of the date of this Agreement, the Optionee may not exercise all or any part of the options granted hereby prior to the later of (i) the date the Optionee returns to active employment with the Corporation or a Subsidiary or (ii) the Vesting Date for all or any portion of this option grant (but only as to the portion then becoming exercisable). If the Optionee is not on leave of absence or absent on military or government service at the date of this Agreement or returns to active employment with the Corporation or a Subsidiary thereafter, the options described in this Agreement shall be immediately effective (subject to the exercise limitations provided in Section 2) and may become exercisable and may be exercised during a subsequent leave of absence or absence for military or government service.

          2. VESTING. This option grant shall vest in accordance with the following schedule:


  VESTING DATE      PERCENTAGE OF
                     ORIGINALLY
                   GRANTED SHARES VESTING 1


December 17, 1998        25%

December 17, 1999        25%

December 17, 2000        25%

December 17, 2001        25%


          Note 1: The actual number of shares vesting on any Vesting Date will be determined by multiplying the original grant under this Option Agreement by 0.25 and by rounding the result up to the nearest whole share, provided that the total shares vesting under this Agreement may not exceed the number originally granted.

Notwithstanding the vesting schedule specified in the chart above, this option grant shall become 100% vested upon retirement (as defined in Section 3), death or disability (as defined in Section 3) of the Optionee. Vesting of this option grant under this Section 2 is subject in all cases to the restrictions/forfeiture rules in Sections 4 and 5. Subject to those rules and the provisions of Section 3, if this option grant vests pursuant to this Section 2, it may be exercised at any time on or after the Vesting Date and prior to the 10th anniversary of the Grant Date.

          3. TERMINATION OF OPTION. The option hereby granted shall terminate and be of no force or effect upon the happening of the first to occur of the following events:

          (a) The expiration of the time allowed for exercise of this option as specified in Section 2 of this Agreement.

          (b) Subject to the provisions of Section 2, the expiration of ninety days after the date of the termination (whether voluntary or involuntary) of the Optionee's employment with the Corporation and all Subsidiaries (other than as a result of his death or permanent disability while in the Corporation's employment or his retirement). During such ninety-day period, the Optionee shall have the right to exercise this option only with respect to any or all shares which were available for purchase by him on the date of such termination of employment. In the event of Optionee's death or permanent disability after termination of employment and during such ninety-day period, such deceased Optionee's estate, personal representative or beneficiary or such disabled Optionee's duly authorized legal guardian or representative (if any), as the case may be, may exercise this option within such period with respect to any or all shares which were available for purchase by the Optionee on the date of his death or permanent disability and which had not been purchased by him prior to his death or permanent disability.

          (c) Subject to the provisions of Section 2, the expiration of 36 calendar months after the date of the Optionee's retirement (commencing with the first full calendar month after such date) immediately following a period of continuous employment by the Corporation. During such period, the Optionee shall have the right to exercise this option with respect to any or all shares which were available for purchase by him on the date of such retirement (taking into account the accelerated vesting provisions in Section 2 applicable upon retirement and the forfeiture provisions of Section 5). In the event of Optionee's death or permanent disability after retirement and during such period, such deceased Optionee's estate, personal representative or beneficiary, or such disabled Optionee's duly authorized legal guardian or representative (if any), as the case may be, may exercise this option within such period with respect to any or all shares which were available for purchase by the Optionee on the date of his death or permanent disability and which had not been purchased by him prior to his death or permanent disability.

          (d) Subject to the provisions of Section 2, the expiration of 36 calendar months after the date of permanent disability of the Optionee during a period of continuous employment by the Corporation (commencing with the first full calendar month after such date). During such period, such disabled Optionee or the Optionee's legal guardian or representative, as the case may be, may exercise this option with respect to any or all shares which were available for purchase by the Optionee on the date of his death or permanent disability (taking into account the accelerated vesting provisions in Section 2 applicable upon death or disability and the forfeiture provisions of Section 5). In the event of Optionee's death while permanently disabled under this Agreement and during such period, such deceased Optionee's estate, personal representative or beneficiary, as the case may be, may exercise this option within such period with respect to any or all shares which were available for purchase by the Optionee on the date of his death and which had not been purchased by him prior to his death.

          (e) Subject to the provisions of Section 2, the expiration of 12 calendar months after the date of death of the Optionee during a period of continuous employment by the Corporation (commencing with the first full calendar month after such date). During such period, such deceased Optionee's estate, personal representative or beneficiary, as the case may be, may exercise this option with respect to any or all shares which were available for purchase by the Optionee on the date of his death (taking into account the accelerated vesting provisions in Section 2 applicable upon death or disability and the forfeiture provisions of Section 5).

               Except in the case of disability, Optionee's date of termination or retirement shall be deemed to be his last day worked. For purposes of this Agreement, "retirement" shall mean voluntary or involuntary (other than for Cause) termination of employment with the Corporation and all Subsidiaries after having attained age 65 or having attained age 55 and having accrued 10 years of service for vesting purposes under the Corporation's salaried retirement plans. The Optionee's date of permanent disability shall be the last day of his salary continuation period under the Corporation's policy providing for salary continuation for salaried employees who are medically unable to work because of illness or injury, and Optionee shall be deemed "permanently disabled" on that date only if he would be "totally disabled" pursuant to the standards set forth in the Georgia-Pacific Corporation Long-Term Disability Plan, whether or not Optionee is covered under that plan.

               The Plan Administrator (as hereinafter defined) shall have absolute and uncontrolled discretion to determine whether any authorized leave of absence or absence on military or government service taken by the Optionee shall constitute a termination of employment for the purposes of this Agreement.

          4. RESTRICTIONS/FORFEITURE RULES. This option grant will be subject to the following restrictions and forfeiture rules:

          (a) Subject to Section 3, if the Optionee's employment with the Corporation and its Subsidiaries is terminated for any reason prior to the Vesting Date for this option grant (or any portion thereof), the Optionee shall forfeit all rights with respect to this option grant, and this Agreement shall be null, void and of no effect as of the date his/her employment terminates.

          (b) This option grant shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by the Optionee to any party; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Optionee, his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to this option grant, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to this option grant that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of this option or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer this option, this option shall terminate and be of no force or effect. Notwithstanding anything in this subsection (b) to the contrary, an Optionee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Option Agreement. Such a designation shall be filed with the Corporation or its delegate in accordance with uniform procedures specified by the Corporation. A beneficiary designation may be changed or revoked by an Optionee at any time by filing a written statement of such change or revocation with the Corporation or its delegate in accordance with uniform procedures specified by the Corporation. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is actually received by the Corporation in accordance with the procedures specified for such purpose. If an Optionee fails to designate a beneficiary (or the beneficiary predeceases the Optionee), this subsection (b) will apply without regard to the provisions relating to the designation of a beneficiary.

          (c) The Optionee shall not be deemed to be a shareholder of the Corporation - and shall have no rights as a stockholder - with respect to the shares covered by this option grant until the date (i) such shares have been issued or transferred to him/her and (ii) payment in full for such shares has been received by the Corporation as provided in this Agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

          (d) To the extent that this option grant is vested, but not exercised during the period provided for its exercise under this Agreement, the Participant shall forfeit all rights with respect to this option grant and this Agreement shall expire as of the close of the last day of the prescribed exercise period.

          5. TERMINATION FOR CAUSE. Notwithstanding anything in this Option Agreement to the contrary, if the Optionee is terminated for Cause, this option grant shall terminate as of such date of termination regardless whether a Vesting Date has occurred on or prior to his/her date of termination unless and to the extent that the Committee determines (after taking into account the provisions of Section 16) that such forfeiture in a given case would violate applicable law.

          6. EXERCISE OF OPTION. The option hereby granted shall be exercised by the delivery to the Corporation or its delegate, from time to time, of notice specifying the number of shares the Optionee then desires to purchase, together with cash, certified check, bank draft or postal or express money order to the order of the Corporation for an amount in United States dollars equal to the sum of: (a) the option price of such shares and (b) an amount sufficient to pay all state and federal withholding taxes (including, without limitation, FICA) with respect to the exercise (the total of (a) and (b) shall be referred to as the "Exercise Amount"). In the alternative, the Optionee may tender payment for the option shares in the form of shares of Timber Stock having a Fair Market Value on the date of exercise equal to the Exercise Amount or a combination of
(i) shares of Timber Stock and (ii) cash, certified check, bank draft or postal or express money order to the order of the Corporation in an amount in United States dollars equal to the difference between the Exercise Amount and the Fair Market Value of the tendered shares of Timber Stock on the date of exercise. If shares of Timber Stock are tendered in payment of the exercise price of options hereunder and such shares were acquired upon exercise of a stock option, such shares must have been held by the Optionee for at least six months. Such notices shall in all cases be given in accordance with uniform procedures specified by the Corporation or its delegate and shall not be effective until filed and received by the Corporation or its delegate for such purposes. In each case, the date of receipt shall be considered the date of exercise of the option by the Optionee. An exercise of stock options granted under this Agreement will generate compensation subject to federal and state tax withholding (including, without limitation, FICA withholding) in the calendar year of each exercise, and all such withholding taxes shall be the responsibility of the Optionee. The Committee may also authorize alternative procedures for exercising options under this Agreement. Within thirty (30) business days after any such exercise of the option in whole or in part by the Optionee, the Corporation shall make available to the Optionee a certificate or certificates representing the aggregate number of shares with respect to which such option shall be so exercised, registered in the Optionee's name. The Optionee shall not have the right, in lieu of the exercise of the option, to surrender the option granted hereby, or any portion thereof, in order to receive shares covered by this option grant.

          7. DATE OF TERMINATION. Except to the extent otherwise provided in subsections (a) through (c) of this Section 7, for purposes of this Agreement, the Optionee's date of termination shall be deemed to be his/her last day worked:

          (a) The Optionee's employment by the Corporation shall be deemed to continue during such periods as he/she is employed by a Subsidiary. If the Optionee shall be transferred from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or from a Subsidiary to another Subsidiary, his/her employment shall not be deemed to be terminated by reason of such transfer. If, while the Optionee is employed by a Subsidiary, such Subsidiary shall cease to be a Subsidiary and the Optionee is not thereupon transferred to and employed by the Corporation or another Subsidiary, the date that the Optionee's employer ceases to be a Subsidiary shall be deemed to be a termination of employment.

          (b) The Optionee's date of termination on account of total disability shall be the last day of his/her salary continuation period under the Corporation's policy providing for salary continuation for salaried employees who are medically unable to work because of illness or injury or, if later, the date any personal leave of absence he/she may be granted under the policies of the Corporation immediately following such period of salary continuation terminates in accordance with such policies.

          (c) The Plan Administrator (as hereinafter defined) shall have absolute and uncontrolled discretion to determine whether any authorized leave of absence or absence on military or government service taken by the Optionee shall constitute a termination of employment for the purposes of this Agreement.

          8. NO BAR TO CORPORATE RESTRUCTURING. The existence of this option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting Timber Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          9. CAPITAL READJUSTMENTS/STOCK OPTION MODIFICATIONS. The option grant under this Plan will be made in Timber Stock as constituted on the Grant Date for this option grant. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to Timber Stock or other change in corporate structure affecting Timber Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the number, kind and option price of shares subject to this option grant and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all similarly situated optionees under the Plan are treated equitably as a result of any such event; provided, however, that the number of shares subject to any option grant shall always be a whole number. In the event any adjustment to this option grant pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the number of shares under this option grant shall be rounded to the nearest whole share (with 0.5 share rounded to the next higher whole number).

          10. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control of the Corporation (as defined in this Section 10), this option grant, if then outstanding and not yet vested, shall vest as of the effective date of such Change of Control. If this option grant vests pursuant to this Section 10, it may be exercised at any time from and after the effective date of the Change of Control (which shall be considered the applicable Vesting Date) and prior to the 10th anniversary of its Grant Date. For the purposes of this Agreement, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
               Control: (i) any acquisition by a Person who on the effective date of the Original Plan was the beneficial owner of 20% or more of the Outstanding Voting Securities; (ii) any acquisition directly from the Corporation, including without limitation a public offering of securities; (iii) any acquisition by the Corporation, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 10; or

          (b) Individuals who, as of the effective date of the Original Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Original Plan whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation to which the Corporation is a party or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (the "Successor Entity") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Voting Securities and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Corporation or such Successor Entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to subsection (c) of this Section 10) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          11. LEGAL IMPEDIMENTS TO EXERCISE. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the exercise of this option or the delivery of shares to the Optionee, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Corporation or the Optionee to take any action or refrain from action in connection therewith or to delay such exercise, then the delivery of such shares on such exercise shall be deferred until such action shall have been taken or such restriction on action shall have been removed.

          12. AUTHORITY OF PLAN ADMINISTRATOR. As conditions precedent to the granting of the option and all other rights provided hereunder, the Optionee and any other person who acquires any rights hereunder agrees that any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement may be determined by the Plan Administrator constituted under the Plan (the "Plan Administrator") in the Plan Administrator's absolute and uncontrolled discretion; and that any such determination or interpretation of the terms of this Agreement or the Plan or any other determination by either such Plan Administrator shall be final, binding and conclusive on all persons affected thereby. The Plan Administrator shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan, the Board resolutions establishing the Plan and this Agreement, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan (subject to the provisions of the Plan regarding Plan administration). Questions regarding the options granted under this Agreement and the administration of the Plan may be addressed to the Corporation or its delegate for such purposes.

          13. NOT INCENTIVE STOCK OPTIONS. Anything in this Agreement to the contrary notwithstanding, the Corporation and Optionee acknowledge and agree that the Plan was not intended to provide for the issuance of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and that the options granted pursuant to this Agreement are not "incentive stock options" as so defined.

          14. CONTINUED EMPLOYMENT. This Agreement shall not be deemed to limit or restrict the right of the Corporation or any Subsidiary to terminate the Optionee's employment at any time, for any reason, with or without cause, or to limit or restrict the right of the Optionee to terminate his employment with the Corporation or any Subsidiary at any time. In the event of termination of the Optionee's employment with the Corporation and all Subsidiaries, such employee shall be eligible to exercise (to the extent provided under Section 3) only options on the number of shares that have vested on or prior to his/her date of termination (subject, however, to the provisions of Section 5). Optionee's services shall be subject to the direction of the Board of Directors of the Corporation or such Subsidiary or such officer or officers as the respective Boards may designate from time to time and shall be rendered at such locations as the respective Boards or any such officer may determine.

          15. AMENDMENT OR TERMINATION. This Agreement may be amended or terminated prior to the expiration dates set forth herein only with the mutual agreement and consent of the Optionee and the Corporation, and then only to the extent permitted under the Plan.

          16. GOVERNING LAW. This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, where applicable, federal law.

          17. INTERPRETATION. This Agreement shall at all times be interpreted so as to be consistent with the intent, purposes and specific language of the Plan.

          18. SEVERABILITY. If any provision of this Agreement should be held illegal or invalid for any reason, such determination shall not affect the other provisions of this Agreement, but instead the Agreement shall be construed as if such provisions had never been included herein.

          19. HEADINGS/GENDER. Headings contained in this Agreement are for convenience only and shall in no event be construed as part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

          20. NOTICES. Any notice which either party hereto may be required or permitted to give to the other shall be in writing (unless otherwise specified in this Agreement or in other writing to the Optionee), and may be delivered personally or by mail, postage prepaid, addressed as follows: (i) to the Corporation, 133 Peachtree Street, N. E., Atlanta, GA 30303, ATTN: Compensation Department, or at such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; (ii) to the Optionee at the address indicated in the Optionee's then current personnel records, or at such other address as the Optionee, by notice to the Corporation or its delegate for such purposes at the above-referenced address, may designate in writing from time to time. Such notices shall be deemed given upon receipt.

          21. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows (certain other definitions are found in the premises to this Option Agreement):

          (a) "Cause" for the purposes of this Agreement shall mean any of the following: (i) the willful failure of the Optionee to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by the Optionee of a felony, or the perpetration by the Optionee of a dishonest act or common law fraud against the Corporation or any of its Subsidiaries; or
               (iii) any other willful act or omission (including without limitation the violation of any corporate policy or regulation) which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Corporation or any of its Subsidiaries.

          (b) "Corporation" shall mean Georgia-Pacific Corporation, a Georgia corporation, its successors and assigns.

          (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to the options granted under the Plan, provided however that any such subcommittee shall have at least two members and shall consist entirely of `outside directors'' as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any statute which is a successor or replacement for such statute (and applicable regulations promulgated thereunder).

          (d) "Fair Market Value" shall mean, with respect to Timber Stock on any date, the mean between the high and low sales prices of a share of Timber Stock on that date as reported in The Wall Street Journal, New York Stock Exchange - Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

          (e) "Grant Date" shall mean the date upon which the Original Option was granted under the Original Plan.

          (f) "Plan" shall mean the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan as adopted by the Corporation's Board of Directors on September 17, 1997, and approved by its shareholders on December 16, 1997 (and as amended from time to time thereafter)

          (g) "Plan Administrator" shall mean the person or entity having administrative authority under the Plan, as specified in Section 7 of the Plan.

          (h) "Subsidiary" shall mean any corporation (other than the Corporation) in any unbroken chain of corporations beginning with the Corporation if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (i) "Timber Stock" shall mean the class of the Corporation's common stock which is intended to reflect the business and operations of the forest resources segment of the Corporation's business, the par value of which is $0.80 per share and which is designated "Georgia-Pacific Corporation--Timber Group Common Stock".

          (j) "Vesting Date" shall mean the date upon which options granted under this Agreement first become exercisable in accordance with the provisions of Sections 2 or 10.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers, under its corporate seal, and the Optionee has executed this Agreement, as of this day and year first above written.


                                  GEORGIA-PACIFIC CORPORATION


                                  By:
                                       ----------------------------
                                       A. D. Correll
                                       Chairman, Chief Executive Officer,
                                            and President


ATTEST:

________________________
W. Edwin Frazier, III
Assistant Secretary


                                  OPTIONEE


         NOTE:  PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT
              AND BENEFICIARY DESIGNATION FORM AND RETURN THEM TO:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                       GEORGIA-PACIFIC STOCK OPTION PLAN
                         "PERSONAL AND CONFIDENTIAL"
                                  SUITE 4717
                              525 WASHINGTON BLVD.
                             JERSEY CITY, NJ 07310


           ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM


     Under the terms of the Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan ("1997 Timber Group LTIP"), you have the right to designate a beneficiary to exercise certain rights that may arise under those grants in the event of your death. IF YOU DO NOT DESIGNATE A BENEFICIARY IN WRITING, THESE RIGHTS WILL PASS TO YOUR ESTATE UPON YOUR DEATH. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Corporation has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying the First Chicago Trust Company in writing at the address indicated below.

     PLEASE TAKE TIME TO FILL OUT THIS FORM AND RETURN IT TO THE FIRST CHICAGO TRUST COMPANY AT THE FOLLOWING ADDRESS: FIRST CHICAGO TRUST COMPANY OF NEW YORK, GEORGIA-PACIFIC STOCK OPTION PLAN, "PERSONAL AND CONFIDENTIAL", SUITE 4717, 525 WASHINGTON BLVD., JERSEY CITY, NJ 07310. BENEFICIARY DESIGNATIONS OR MODIFICATIONS OF BENEFICIARY DESIGNATIONS SENT TO ANY OTHER ADDRESS WILL NOT BE EFFECTIVE UNTIL ACTUALLY RECEIVED BY FIRST CHICAGO TRUST COMPANY. THE CORPORATION HAS NO RESPONSIBILITY FOR BENEFICIARY DESIGNATION FORMS WHICH ARE NOT SUBMITTED AS INDICATED ABOVE.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.


/  / I designate my estate as my beneficiary under my 1998 grants under the 1997
 --
     Timber Group LTIP.

/  / I designate the following person(s) as my beneficiary(ies) under my 1998
 --
     grants under the 1997 Timber Group LTIP:


     NAME           ADDRESS      RELATIONSHIP TO  SOCIAL SECURITY
                                       YOU          NUMBER (IF
                                                      KNOWN)





I ACKNOWLEDGE RECEIPT OF THE EXECUTED OPTION AGREEMENT EVIDENCING MY JANUARY 29, 1998 OPTION GRANT UNDER THE GEORGIA-PACIFIC CORPORATION/TIMBER GROUP 1997 LONG-TERM INCENTIVE PLAN AND CONFIRM THAT THE BENEFICIARY(IES) DESIGNATED ABOVE HAVE BEEN SELECTED BY ME IN FREE EXERCISE OF MY OWN DISCRETION.


Signature:                         Printed Name:
            ----------------------                ----------------------